Exhibit 10.17

Amendment #3 to Strategic Partnership Agreement

This Amendment #3 to Strategic Partnership Agreement (the “Amendment”) is made between Devvio, Inc. a corporation incorporated under the laws of Delaware with an address at 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM, USA, 87120 (“Devvio”); and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.), a corporation incorporated under the laws of Delaware with an address at 1050 - 400 Burrard Street, Vancouver, BC, Canada V6C 3A6 (“DESI”); and is effective as of the 8th of July, 2024 (the “Effective Date”).

WHEREAS the Parties previously entered into a Strategic Partnership Agreement dated effective 28 November 2021 which was amended by an Amending Agreement dated effective 30 November 2021 and an Amendment #2 to Strategic Partnership Agreement dated effective 12 September 2023 (as amended, the “SPA”), which SPA remains in full force and effect except as modified by this Amendment;

WHEREAS DESl’s parent company, DevvStream Holdings Inc. (“DevvStream”), entered into a Business Combination Agreement dated 12 September 12 2023, as amended 1 May 2024, with Focus Impact Acquisition Corp., a Delaware corporation (“Focus Impact”) and Focus Impact Amalco Sub Ltd. (“Amalco Sub”), pursuant to which DevvStream and Amalco Sub will amalgamate, with DevvStream surviving as a wholly-owned subsidiary of Focus Impact (the “Amalgamation”); and

WHEREAS the parties wish to enter into this Amendment to amend the SPA in the manner set forth herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.	Effective upon closing of the Amalgamation, the SPA is amended as follows:

(a)	Section 3.l(d) is amended as follows:

3.l(d) Further Advance Payments. In addition to the Prepaid Amount set forth in 3.l(c), which Devvio acknowledges has previously been paid by DESI to Devvio, DESI shall pay to Devvio further advance payments of Sales Fees (“Further Advance Payments”) as follows:

(i)          DESI shall pay to Devvio by 1 August 2025 US$1.0 million as a nonrefundable advance against Sale Fees.

(ii)         DESI shall pay to Devvio by 1 August 2026 US$1.27 million as a nonrefundable advance against Sale Fees.

(iii)        DESI shall pay to Devvio by 1 August 2027 US$1.27 million as a nonrefundable advance against Sale Fees.

(b)	Section 3.l(e), is amended as follows:

3.l(e) Minimum Sale Fees. If the Sale Fee actually paid to Devvio, not including any credit from the Prepaid Amount in 3.l(c) or Further Advance Payments in 3.l(d), in calendar year 2028 or any subsequent calendar year is less than US$1.0 million, then Devvio shall have the right to terminate the Strategic Partnership Agreement at any time upon 30 days prior written notice to DESI, unless within such 30 day notice period DESI pays to Devvio an amount equal to the difference between the Sale Fee actually paid to Devvio and US$1.0 million as a nonrefundable advance against Sales Fees (“Minimum Sale Fee”).

3.	The SPA is, in all other respects, ratified, confirmed and approved.

4.
This Amendment constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants, or agreements, expressed or implied, collateral hereto other than as provided herein.

5.
No alteration, amendment, modification or interpretation of this Amendment or any provision of this Amendment shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties hereto.

6.	This Amendment will enure to the benefit of, and be binding upon the parties hereto and as applicable, their respective heirs, executors, administrators, successors and assigns.

7.
This Amendment may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

(signature page follows)

IN WITNESS WHEREOF the parties have duly executed this Amendment on and with effect as of the Effective Date.

Devvio, Inc.

By:	/s/ Tom Anderson
Tom Anderson, CEO

DevvStream, Inc.

By:	/s/ Chris Merkel
Chris Merkel, COO